Exhibit 10.8
THIRD AMENDMENT TO SECOND AMENDED AND RESTATED EXECUTIVE
SERVICES AGREEMENT
     This Third Amendment (the “Amendment”) to that certain Second Amended and Restated Executive Services Agreement dated as of November 30, 2009 (the “Employment Agreement”) by and between Pain Cuit, Inc. (the “Lender”), Mark Gill (“Employee”) and The Film Department Holdings Inc., a Delaware corporation, as successor-in-interest to The Film Department Holdings LLC, (the “Company”), is made as of April 27, 2010 (the “Effective Date”), and is entered into by and between Company, Lender and Employee.
     WHEREAS, Company, Lender and Employee have previously entered into the Employment Agreement; and
     WHEREAS, Company, Lender and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:
     1. The Employment Agreement is hereby amended by deleting both references to “April 30, 2010” in Sections 1 and 4, and substituting “May 31, 2010” in lieu thereof in both instances.
     2. This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.
     IN WITNESS WHEREOF, the parties have duly executed this Third Amendment as of the date first above written.

THE FILM DEPARTMENT HOLDINGS LLC		PAIN CUIT, INC.

/s/ Neil Sacker		/s/ Mark Gill

By:	Neil Sacker	By:	Mark Gill
Its:	President & COO	Its:

/s/ Mark Gill
Mark Gill